UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2008

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 19, 2008, PRIP 5060/6310, LLC, a Delaware limited liability company and a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”), formed a joint venture with FPA Governor Park Investors, LLC (“FPA Governor Park Investors”), a Delaware limited liability company and an affiliate of Fowler Property Acquisitions, LLC, a California limited liability company (“Fowler Property Acquisitions”), to acquire Two and Five Governor Park located at 6310 Greenwich Drive, San Diego, California 92122 and 5060 Shoreham Place, San Diego, California 92122 (“Two and Five Governor Park”), two office properties located in suburban San Diego. The seller was McMorgan Institutional Real Estate Fund I, LLC, a California limited liability company (the “Seller”).

The joint venture, FPA/PRIP Governor Park, LLC, a Delaware limited liability company (the “Joint Venture”), is the sole member of FPA Governor Park Associates, LLC, a Delaware limited liability company (“FPA Governor Park”). FPA Governor Park is the borrower and holds title to Two and Five Governor Park.

The acquisition of Two and Five Governor Park by FPA Governor Park, which was completed on December 19, 2008, was made pursuant to a Purchase and Sale Agreement, dated as of September 9, 2008 (the “Purchase Agreement”), between the Seller and Fowler Property Acquisitions, as amended by the First Amendment to Real Estate Purchase and Sale Agreement, dated as of October 23, 2008 (the “First Amendment”). Fowler Property Acquisitions assigned the Purchase Agreement to FPA Governor Park pursuant to an Assignment and Assumption of Agreement of Purchase and Sale, dated as of September 25, 2008 (the “Assignment Agreement”).

Pursuant to the Joint Venture operating agreement, dated as of December 19, 2008 (the “Operating Agreement”), between PRIP 5060/6310, LLC and FPA Governor Park Investors, the Company owns a 47.65% interest in the Joint Venture and FPA Governor Park Investors owns the remaining interest. The Operating Agreement provides that the Company’s investment will be treated as preferred equity, and the Company will receive a priority preferred return of 9.0% on its invested equity and a fixed, priority 15.0% internal rate of return upon a capital event. The Operating Agreement also provides the Company with super-majority voting rights with respect to all major decisions by the Joint Venture. Fowler Property Acquisitions is not affiliated with the Company or any of its affiliates, except that an affiliate of Fowler Property Acquisitions participates in another joint venture with the Company relating to Conifer Crossing located at 3383 Holcomb Bridge Road NW, Norcross, Georgia.

FPA Governor Park acquired Two and Five Governor Park from the Seller for the purchase price of $13,000,000. Including funds earmarked for renovation and closing costs, the total capitalization for this investment was approximately $16,686,350, which was comprised of a mortgage loan from an affiliate of the Seller in the amount of $11,440,000 and $5,246,350 in capital contributions, of which the Company contributed $2,500,000 with proceeds from the Company’s initial public offering. Of the $11,440,000 in loan proceeds, approximately $8,330,000 was funded at closing. The remaining $3,110,000 is available to fund future costs and expenses consisting of $811,000 for operating deficits including interest expense, $880,000 for capital expenditures and $1,419,000 for tenant improvements and leasing commissions. Closing costs equaled $351,350. In addition, the Joint Venture set aside a reserve of $225,000 to be used as needed to cover the 9.0% preferred return to the Company until depleted.

Two Governor Park is a Class B two-story office building with 22,470 square feet of rentable area. Five Governor Park is a Class B+ three-story office building with 53,048 square feet of rentable area. The two buildings were approximately 37.0% leased at closing. As of December 22, 2008, the buildings are 56.0% leased with the execution of an additional lease for 14,671 square feet. FPA Governor Park also entered into a Master Lease Agreement, dated as of December 20, 2008 (the “Master Lease”), with Trinity

Property Consultants, LLC, an affiliate of Fowler Property Acquisitions and the property manager for the two buildings, for the balance of the unleased space for a term of 48 months. The Master Lease provides for a base rent of $18,750 per calendar month, which the Company believes is sufficient to pay the 9.0% preferred return to the Company for the first four years of operations. The Company believes that the property is suitable and adequate for its intended purpose and will provide portfolio diversification.

The above descriptions of the Purchase Agreement, the First Amendment, the Assignment Agreement, Operating Agreement, and Master Lease are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Two and Five Governor Park acquisition, FPA Governor Park obtained a seller financed loan from MIREF Governor Finance, LLC, a Delaware limited liability company, in the amount of $11,440,000, as evidenced by a Promissory Note secured by Deed of Trust dated December 19, 2008, (the “Promissory Note”). The loan bears interest at a fixed rate of 7.0% and matures on December 19, 2010. The loan has two, one-year extensions which may be exercised if, among other things, the properties have (1) a debt service coverage ratio of 1.2 or better, and (2) a loan to value ratio of no more than 70.0% based on an appraisal. Each extension is subject to an extension fee equal to 1.5% of the outstanding principal balance. The loan is prepayable at any time prior to its maturity, subject to an exit fee equal to 1.0% of the principal being repaid. The loan is secured by a mortgage on the property pursuant to a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) (the “Security Instrument”). In addition, the loan is guaranteed by Gregory A. Fowler, a management committee representative of FPA Governor Park Investors, but only upon the occurrence of certain limited events (the “Guaranty Agreement”).

The above descriptions of Promissory Note, Security Instrument and Guaranty Agreement are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.6, 10.7, and 10.8 respectively and incorporated herein by reference.

Item 8.01.	Other Events

On December 23, 2008, the dividend committee of the board of directors of Paladin Realty Income Properties, Inc. declared cash distributions for the month of January 2008. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on February 16, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated as of September 9, 2008, by and between MIREF Governor Finance, LLC and FPA Governor Park Associates, LLC

10.2	First Amendment to Real Estate Purchase and Sale Agreement, dated as of October 23, 2008, by and between MIREF Governor Park, LLC and FPA Governor Park Associates, LLC

10.3	Assignment and Assumption of Agreement of Purchase and Sale, dated as of September 25, 2008, by and between Fowler Property Acquisitions, LLC and FPA Governor Park Associates, LLC

10.4	Operating Agreement of FPA/PRIP Governor Park, LLC, dated as of December 19, 2008, by and between PRIP 5060/6310, LLC and FPA Governor Park Investors, LLC

10.5	Master Lease Agreement, dated as of December 20, 2008, by and between FPA Governor Park Associates, LLC and Trinity Property Consultants, LLC

10.6	Promissory Note secured by Deed of Trust effective as of December 19, 2008 made by FPA Governor Park Associates, LLC in favor of MIREF Governor Finance, LLC

10.7	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing), effective as of December 19, 2008, by FPA Governor Park Associates, LLC for the benefit of MIREF Governor Finance, LLC

10.8	Guaranty, dated December 19, 2008, by Gregory A. Fowler in favor MIREF Governor Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: December 24, 2008	By:	/s/ John A. Gerson
John A. Gerson Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase and Sale Agreement, dated as of September 9, 2008, by and between MIREF Governor Finance, LLC and FPA Governor Park Associates, LLC

10.2	First Amendment to Real Estate Purchase and Sale Agreement, dated as of October 23, 2008, by and between MIREF Governor Park, LLC and FPA Governor Park Associates, LLC

10.3	Assignment and Assumption of Agreement of Purchase and Sale, dated as of September 25, 2008, by and between Fowler Property Acquisitions, LLC and FPA Governor Park Associates, LLC

10.4	Operating Agreement of FPA/PRIP Governor Park, LLC, dated as of December 19, 2008, by and between PRIP 5060/6310, LLC and FPA Governor Park Investors, LLC

10.5	Master Lease Agreement, dated as of December 20, 2008, by and between FPA Governor Park Associates, LLC and Trinity Property Consultants, LLC

10.6	Promissory Note secured by Deed of Trust effective as of December 19, 2008 made by FPA Governor Park Associates, LLC in favor of MIREF Governor Finance, LLC

10.7	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing), effective as of December 19, 2008, by FPA Governor Park Associates, LLC for the benefit of MIREF Governor Finance, LLC

10.8	Guaranty, dated December 19, 2008, by Gregory A. Fowler in favor MIREF Governor Finance, LLC